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                                 EXHIBIT 10.63
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 U.S. GOVERNMENT
 LEASE OF REAL PROPERTY



 1. THIS LEASE entered into by and between the United States of America, hereinafter called Lessor, and Seattle FilmWorks, Inc., hereafter called the Lessee, whose address is, 1260-16th Ave. West, Seattle, WA 98119, to use and occupy the property hereinafter described under the terms and subject to the conditions contained herein.

 2. WITNESSETH: The Lessor hereby leases to the Lessee the following described premises: Approximately 70,000 square feet of enclosed warehouse space, including the related outside loading dock on the northwest and west portion of subject space, together with the use of truck maneuvering areas and common areas with ingress and egress to the subject space, located in the northern most portion of the 1202 Warehouse, at approximate column markers C46 south to G36, G36 west to G47 north to C47 inclusive, Federal Center South, 4735 E. Marginal Way South, Seattle, WA 98134. Approximately 75 parking stalls available, located in the east parking lot of GSA owned property, across the street from the 1201 Administration Building, 4735 E. Marginal Way South..

      To be used exclusively for the following purpose(s): warehousing and light production of film/film related products; no film processing permitted

 3. TO HAVE AND TO HOLD the premises with their appurtenances under the following term: (Check and complete one of the following paragraphs)

   A. MONTH-TO-MONTH: This is a month-to-month tenancy for an indefinite period beginning , 19, and may be terminated at any time by either party giving to the other a thirty days' written notice.

 X B. FIXED TERM: To have and to hold said premises with their appurtenances, beginning February 1, 1996, and ending January 31, 1999,.
      This agreement may be renewed, at the option of the Lessee, providing that thirty (30) days written notice is given before the end of the fixed term, for two one year terms, at a negotiated market rate, set at the beginning of each one year term .

 4. The Lessee shall pay the Lessor an annual rental of $218,400 (Two hundred eighteen thousand four hundred dollars and no/100), payable at the rate of $18,200, per month in advance. Rents for part of a month shall be prorated. All payments shall be made payable to the General Services Administration, and shall contain the following lease number for identification purposes GS-10PES-OL-5-42. All payments are to be paid by check or money order and mailed or delivered to the OFFICE OF FINANCE, GENERAL SERVICES ADMINISTRATION, P. O. Box 70697, Chicago, IL 60673 on or before the first day of each month.

 5. The Lessor shall furnish the Lessee under the terms of this lease services and utilities as follows: Utilities as currently in place and operable; janitorial and maintenance services, with related supplies. Utilities for normal business are provided for an eleven (11) hour day, five (5) days a
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 week. Regularly scheduled overtime usage that extends beyond the eleven hours, on weekends, or federal holidays, shall be paid for by the Lessee on an hourly rate, negotiated between the GSA Puget Sound Property Management Center and the Lessee.

 If heat or air conditioning services are provided under this lease, the Lessor agrees to maintain temperatures in the demised premises in accordance with current Lessor standards for its buildings. In the event of a fuel shortage, where the Lessor is required to cut back or curtail fuel consumption the Lessee agrees to accept heating or air conditioning at whatever level is available.

 6.   The following paragraphs were deleted before execution of this lease:
      Paragraph 3a

 7. The following paragraphs or documents were incorporated before execution of this lease:

 Exhibit A

 8. Space offered is accepted "as is". Permission is granted to build offices/install roll-up doors, at the sole expense of the Lessee, with prior approval of plans and approval of acceptance by the Puget Sound PMC, to ensure building standards are met. Lessee shall provide automatic sprinkler protection of any office built, to conform to requirements of NFPA 13. The existing system may be extended to provide the coverage. GSA will assume ownership of said offices at the termination of this lease.

 9. Federal Regulations apply: The Lessee shall be subject to all Federal Property Regulations and Rules of Occupancy that apply to Federal tenants. Such rules and regulations shall be administered by the Puget Sound PMC.

 10. The Lessor/Lessee may terminate this lease at any time by giving at least 120 days notice, in writing to the Lessee/Lessor, and no rental shall accrue after the effective date of termination. Said notice shall be computed commencing with the date of mailing by either the Lessor/Lessee.

      Termination on behalf of GSA shall occur in case of nationally declared emergency, in which case the premises must be vacated in accordance with such statutes governing federal property.

 11. Unless otherwise specified herein, Lessee shall, without expense to the Lessor and to the satisfaction of the Lessor, obtain and carry public liability insurance coverage for third party bodily injury liability, with limits of liability of $1,000,000 per occurrence, and third party property damage liability of $1,000,000 per occurrence. A certification of insurance shall be furnished the Lessor within fifteen (15) days from the date of execution of this lease. This policy for general third party liability shall include an endorsement naming the United States of America, as an additional insured as respects liability assumed in Paragraph E of this lease and arising out of the use and occupancy for leased premises by Lessee. The policy shall include the following endorsement: "It is a condition of this policy that the
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 insurance company shall furnish written notice to the General Services
 Administration, Contracting Officer, in writing, thirty (30) days in advance of the effective date of any reduction to or cancellation of this policy."

 12. Lessee shall have the right to install and maintain a business identification sign of approximately 5' x 7', located on the northwest portion of the building.

 13. Lessor shall provide keys to warehouse space and magnetic key cards for warehouse gate access on a twenty-four (24) basis, seven (7) days a week. All keys shall be returned to GSA upon termination of the outlease.

 14. Any racking installed shall meet the specifications of applicable local codes and if this requires installation of floor bolts, upon termination of the outlease, the bolts shall be cut off at the surface and ground to be level with the concrete floor, to the satisfaction of the GSA Puget Sound PMC representative. Installation of fencing for security purposes is permitted. A rolling access gate shall be included to allow passage during normal business hours in the fire lanes.

 15. Lessee shall have first right of refusal for rental of adjacent square footage, in parcels of no less than 10,000 square feet, exclusive of government assignment. Lessee is placed on notice that use/occupancy of non-leased/unassigned space, shall be grounds for assessment of non-negotiable rental charges, equal to the existing square footage market rate, for each day the space is occupied. GSA will require payment within thirty (30) days of notification of said charge.

 16. Warehouse access by semi trucks is prohibited due to excessive fumes generated. All loading/unloading shall take place outside the enclosed warehouse area. General delivery by van, United Parcel, U. S. Mail/or express mail truck is permitted within the enclosed warehouse area, with restricted access to drop off in the fire lanes only.

 17. All common use areas., i.e. restrooms, conference room scheduling, cafeteria and fitness center are permitted for tenants of the complex. All federal restrictions to such areas are applicable. Fire lanes shall remain open during normal business hours.

 TERMS AND CONDITIONS



 A. Lessee has inspected and knows the condition of the leased premises and agrees to accept same in its "as is" condition. It is further understood that the leased premises are hereby leased without any additions, improvements or alterations thereto.

 B. Lessee shall not make any additions, improvements, repairs, or alterations to the leased premises without the prior written consent of Lessor in each and every instance.
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 C.  The Lessee shall, except as otherwise specified herein and except for damages resulting from the act or negligence of the Lessor, his agents, employees, maintain in good repair and tenantable condition the demised premises, including the building and any and all equipment, fixtures, and appurtenances, whether severable or nonseverable, furnished by the Lessor under this lease.

 D. Lessee shall use reasonable care in the occupation and use of the leased premises. Upon the expiration or termination of this lease, Lessee shall vacate the leased premises, remove his property therefrom and forthwith yield and place Lessor in peaceful possession of the leased premises, free and clear of any liens, claims, or encumbrances and in as good condition as the leased premises existed at the commencement of this lease, ordinary wear and tear excepted.

 E. Lessor shall not be responsible for damage to property or injuries to persons, which may arise from or be incident to the use and occupation of the leased premises, nor for damages to the property or injuries to the person of Lessee or of others who may be on said premises at Lessee's invitation and Lessee shall hold Lessor harmless from any and all claims for such damages or injuries.

 F. Lessee shall comply with all applicable Municipal and State Laws, ordinances and regulations; and obtain and pay for all licenses and permits as may be required.

 G. Lessee agrees not to use the leased premises in any way which, in the judgment of the Lessor poses a hazard to the Lessor, the leased premises, other Lessees, or the building in part or whole, nor shall Lessee use the leased premises so as to cause damage, annoyance, nuisance or inconvenience to the building occupants or others.

 H. Lessee, Lessee's agency, employees, invitees or visitors, shall comply fully with all Rules and Regulations Governing Public Buildings and Grounds as now posted or subsequently amended.

 I. The Lessor reserves the right to enter the leased premises at all reasonable hours to inspect it, exhibit same or to make such repairs, additions or alterations as Lessor considers necessary for the safety, improvement or preservation of the Lessee's premises or any part thereof.

 J. Unless otherwise specified herein, Lessee shall, without expenses to the Lessor and to the satisfaction of the Lessor, obtain and carry public liability insurance coverage for third party bodily injury liability with limits of liability for bodily injury and third party property damage liability in the amounts specified by the General Services Administration Contracting Officer.
 A certified true copy of the policy with endorsement, manually countersigned, shall be furnished the Lessor within 15 days from the date of execution of this lease. The policy for general third party liability shall include an endorsement naming the United States of America, as an additional insured. The policy shall include the following
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 endorsement: "It is a condition of this policy that the insurance company shall furnish written notice to the General Services Administration Contracting Officer, in writing thirty (30) days in advance of the effective date of any reduction to or cancellation of this policy."

 K. If the Lessee shall fail to pay the rent herein provided or shall abandon the leased premises or shall fail to observe or perform any other conditions, covenants or agreement as herein stated, then the Lessor may, at its option:
 (a) declare this lease ended and terminated and may reenter the leased premises and remove all persons or things therefrom, and the Lessee hereby expressly waives all service of any demand or notice prescribed by any statue whatever, and (b) on authority hereby granted the Lessor by the Lessee to dispose of such personal property left in the premises as deemed in the best interest of the United States of America and Lessee shall be liable for such damages as the Lessor may incur.

 L. In the event that a sate or local tax is imposed upon the occupancy, use, valuable possession, or valuable leasehold interest of or in the real property hereby leased, the obligation for the payment of the tax will be wholly that of the Lessee.

 M. No member of or delegate to Congress, or resident Commissioner shall be admitted to any share or part of this lease agreement, or to any benefit that may arise therefrom; but this provision shall not be construed to extend to any corporation or company if the agreement be for the general benefit of such corporation or company.

 N. The Lessee's name and location may be placed on the building directory, floor directory and/or door plate, if the building is so equipped. No signs of the Lessee shall otherwise be placed inside or outside of the demised premises unless specifically authorized by the Lessor in writing.

 O. The Lessee warrants that no person or selling agency has been employed or retained to solicit or secure this lease upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee except bona fide employees or bona fide established commercial or selling agencies maintained by the Lessee for the purpose of securing business. For breach or violation of this warranty, the Lessor shall have the right to annul this lease without liability, or in its discretion, to require Lessee to pay in addition to the contract price or consideration, the full amount of such commission, percentage, brokerage, or contingent fee.

 P. The failure of Lessor to insist in any one or more instances upon performance of any of the terms, covenants, or conditions of this lease shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or condition, but Lessee's obligation with respect to such future performances shall continue in full force and effect.

 Q. Any notice or advice to or demand upon Lessee shall be in writing and shall be deemed to have been given or made on the day when it is sent by certified mail to the Lessee's address indicated in paragraph 1, or at such
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 other address as Lessee may hereafter from time to time specify in writing for such purpose. Any notice or advice to or demand upon Lessor shall be in writing and shall be deemed to have been given or made on the day when it is sent by certified mail to the Lessor's Contracting Officer address indicated on the signature page herein, or at such other address as Lessor's Contracting Officer may hereafter from time to time specify in writing for such purpose. The Contracting Officer is the Lessor's representative and is the only person who has authority to sign or amend the terms or conditions of this lease.

 R. The Lessee agrees that he will no discriminate by segregation or otherwise against any person or persons because of race, color, creed, sex or national origin in furnishing, or by refusing to furnish to, such person or persons the use of any facility, including any and all services, privileges, accommodations, and activities provided therein.

 S. Except with the prior written consent of Lessor, Lessee shall neither transfer nor assign this lease or any of his rights hereunder, nor sublet the leased premises or any part thereof or any property thereon nor grant any interest, privileges or license whatsoever in connection with this lease.

 T. Lessee acknowledges that he acquires no right by virtue of execution of this lease to claim any benefits under the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, Public Law 91-646.

 U. If the property leased is located in a State requiring the recording of leases, the Lessee shall comply with all such statutory requirements at Lessee's expense.


 IN WITNESS WHEREOF, the parties hereto have signed and sealed their presents on the date indicated below.

 Executed this 22nd day of September , 1995


 IN PRESENCE OF:     LESSEE

 By: /s/ Cornelia Michiko Kele
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      (Witness Signature)

 LESSEE

 By: /s/ Mickey Lass
    ----------------------------------------
                (Signature)



 Accepted on behalf of the UNITED STATES OF AMERICA this 22nd day of September, 1995
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 Contract No. GS-10PES-OL-5-42
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 GENERAL SERVICES ADMINISTRATION

 By: /s/ Brenda Dang
     ----------------------------------------

 Title:  Contracting Officer

 GSA, 400 15th St. SW (10PE) Auburn, WA  98001
 (Address)